Exhibit 10.3

AGREEMENT TO ACQUIRE

CUSTOMER LIST

BY AND BETWEEN

REACHNET CABLE SERVICES PVT. LTD.

as

“SELLER”

and

LITUUS TECHNOLOGIES PVT. LTD.

as

“BUYER”

AGREEMENT TO ACQUIRE CUSTOMER LIST

THIS AGREEMENT TO ACQUIRE CUSTOMER LIST PURCHASE AGREEMENT (“Agreement”) is entered into at Mumbai on this 20th day of June, 2019 (“Effective Date”) by and between

Reachnet Cable Services Pvt. Ltd. having its registered office at Crescent Towers, 1st Floor, 229, A.J.C Bose Road, Kolkatta 700 020 (“Seller”) (which expression shall, unless repugnant to the context or meaning thereof, mean and include its subsidiaries, group companies, parent company, successors and/or permitted assigns) of the ONE Part;

AND

Lituus Technologies Pvt. Ltd. having its registered office at A-21, 1st Floor, Ghanshyam Industrial Estate, Off Veera Desai Road, Andheri West, Mumbai - 400053 (“Buyer”) (which expression shall, unless repugnant to the context or meaning thereof, mean and include its subsidiaries, group companies, parent company, successors and/or permitted assigns) of the OTHER Part.

WHEREAS:

A.	The Buyer intends to engage in the provision of online services through various mediums, including through Fiber Optics, etc. and to commence these services it intends to accumulate customer base, including the present and potential customer base of the Seller prior to commencement of its business activity.

B.	Seller has agreed to sell, convey, assign, deliver and transfer its customers/subscriber base to the Buyer on such terms and conditions as more specifically stated hereinafter.

In consideration of the terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1. Commitment to Purchase and Sale of Customer List. Seller agrees to sell, convey, assign, deliver and transfer to Buyer, and Buyer agrees to purchase and acquire from Seller the existing and subsisting Customer List together with the corresponding right to receive income (“the Asset”). The Parties agree that this Agreement contemplates only the acquisition of the Asset by the Buyer and is not an agreement to acquire or purchase the business of the Seller.

2. Closing. The Parties agree that the transaction shall be completed on the date (“Closing Date”) on which the Buyer’s parent, affiliate, group company, etc. is listed on a recognized stock exchange or any other date as may be mutually agreed to by and between the Parties.

3. Buyer’s Due Diligence. Seller shall make available to Buyer (its counsel, accountants and other representatives) for Buyer’s review all information available regarding the Customer List and, without limitation, all disclosures requested by Buyer and Buyer shall satisfy itself with the Asset.

4. Assumption of Liabilities. Buyer will assume no liabilities, obligations, expenses or other commitments of Seller.

5. Purchase Price. As full payment and consideration for the purchase of the Asset, Buyer shall pay to Seller on the Closing Date a consideration more specifically stated in Annexure 1 (the “Purchase Price”) and Seller shall on the Closing Date, deliver the Asset to the Buyer as listed in Annexure 2.

6. Confidentiality. The parties agree that the financial terms and conditions of this Agreement including, but not limited to, any and all information provided by Buyer to Seller are strictly confidential. Neither party will knowingly publicize or disclose or cause or knowingly permit or authorize the publicizing or disclosure of the financial terms and conditions of this Agreement for any reason, at any time, without the prior written consent of the other party, except as required by law. Notwithstanding the above, the parties may disclose information to their counsel, personal tax advisor or as may be required by law. The parties agree, to the extent not prohibited under law, to instruct those to whom disclosure is allowed under this Agreement that its terms are confidential and must not be further disclosed.

7. Obligation Not to Solicit and Not to Compete.

(a) Seller agrees not to solicit or otherwise seek to hire, cause, encourage, or attempt to encourage (i) any former or current sales agent or employee of Buyer or any successor thereto, or (ii) any current or former sales agent or employee of Seller to become a sales agent or employee of any other person or entity (other than the Buyer or an affiliate or successor thereof).

(b) Seller will not knowingly contact, solicit the business of, or accept orders from, any customer for the purpose of moving such customer from Buyer or switching such customer to another service provider that competes with Buyer.

(c) The obligations of Seller not to solicit as set forth in this Section shall continue for a period of five years from the Effective Date.

(d) For five years following the Effective Date, Seller will not, directly or indirectly, whether alone or with any other person, (a) sell services comparable to the services Buyer provides to any of its customers, or that Seller reasonably should know is undertaking to become engaged in competition with Buyer or (b) own an interest in, operate, join, control, or participate as a partner, director, principal, officer, or agent of, enter into the employment of, or act as a consultant to, any entity whose business consists of selling services similar to those services sold by Seller.

(e) Seller acknowledges that if Seller breaches or threatens to breach Seller’s covenants and agreements in this Section 7, then Seller’s actions may cause irreparable harm and damage to Buyer that could not be adequately compensated in damages. Accordingly, if Seller breaches or threatens to breach this Agreement, then Buyer will be entitled to injunctive relief in addition to any other rights or remedies of Buyer under this Agreement or otherwise.

If any restrictive covenant of this Section 7 is held by any court to be invalid, illegal or unenforceable, either in whole or in part, then such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of the remaining provisions or covenants of this Agreement, all of which will remain in full force and effect to the maximum extent allowed by law. Without limiting the foregoing, although the parties have, in good faith, used their best efforts to make the provisions of Section 7 reasonable in terms of geographic area, duration and scope of restricted activities in light of Buyer’s business activities, and it is not anticipated, nor is it intended, by any party hereto that a court of competent jurisdiction would find it necessary to reform the provisions hereof to make them reasonable in terms of geographic area, duration or otherwise, the parties understand and agree that if a court of competent jurisdiction determines it necessary to reform the scope of Section 7 or any part thereof in order to make it binding and enforceable, such provision shall be considered divisible in all respects and such lesser scope as any such court shall determine to be reasonable shall be effective, binding and enforceable.

(f) This clause 7 is not applicable to any of the executives, directors or employees of the Seller who decide to leave their respective positions in the Seller’s company and move to the Buyer’s entity as employees, executives or directors.

8. Representation and Warranties of Buyer. Buyer warrants and represents to Seller:

(a) that the within Agreement is a valid and binding obligation of Buyer, and that Buyer has the ability to enter into and consummate this agreement; and

(b) Buyer acknowledges that if Buyer breaches or threatens to breach Buyer’s covenants and agreements in this Section 7, then Buyer’s actions may cause irreparable harm and damage to Seller that could not be adequately compensated in damages. Accordingly, if Buyer breaches or threatens to breach this Agreement, then Seller will be entitled to injunctive relief in addition to any other rights or remedies of Seller under this Agreement or otherwise.

9. Representation and Warranties of Seller. Seller warrants and represents to Buyer:

(a) Seller has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder. This Agreement is duly authorized, executed and delivered by, and a valid and binding agreement of, Seller who is a signatory thereto, enforceable in accordance with their respective terms, and no further action, approvals or consents are necessary on the part of Seller, nor is it necessary for Seller to obtain any actions, approvals or consents from any third persons, governmental or other to make this Agreement valid and binding upon and enforceable against Seller in accordance with their respective terms, or to enable Seller to perform this Agreement and the transactions contemplated thereby.

(b) The Customer List attached hereto (“Annexure 2”) is a copy of the true, accurate, full and complete existing and subsisting list of the customers (active and inactive) of Seller as on date of signing this Agreement, validly certified by the Seller.

(c) Seller has good and marketable title to the Customer List, free and clear of all liens, pledges, leases, charges, encumbrances, equities, claims, conditional sale contracts, security interests, or any other interests or imperfections of title of any nature whatsoever and can sell/grant/convey the same to the Buyer.

(d) To the best of Seller’s knowledge, Seller has not been and is not now in violation of laws, regulations or orders.

(e) There are no claims, actions, suits, proceedings or investigations, judicial or administrative, pending, involving or, to the best knowledge of Seller, threatened against or affecting either Seller or the Customer List or that seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or that might materially affect the right of Buyer to own the Customer List. Seller does not know of any basis for any such action, suit, proceeding or investigation.

(f) Seller acknowledges that if Seller breaches or threatens to breach Seller’s covenants and agreements in this Section 8, then Seller’s actions may cause irreparable harm and damage to Buyer that could not be adequately compensated in damages. Accordingly, if Seller breaches or threatens to breach this Agreement, then Buyer will be entitled to injunctive relief in addition to any other rights or remedies of Buyer under this Agreement or otherwise.

10. Indemnification.

(a) Seller hereby indemnifies, defends and holds harmless Buyer and its affiliates (the “Buyer Indemnified Parties”) for, and will pay to the Buyer Indemnified Parties the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with: (i) any breach of any representation or warranty made by Seller in this Agreement or any certificate or document delivered by Seller pursuant to this Agreement; (ii) any breach by Seller of any covenant or obligation of Seller in this Agreement; (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Seller (or any Person acting on its behalf) in connection with any of the transactions contemplated by this Agreement; or (iv) the failure of Seller to assume, pay, perform and discharge Seller’s liabilities.

(b) Seller will indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer to the extent resulting from, arising out of, relating to, or caused by, any lawsuit or other legal proceeding to which Seller is now, or may hereafter become, a party provided such lawsuit or legal proceeding relates to the business prior to closing and is not related to an obligation assumed by Buyer under this Agreement.

(c) If the consent of any person or entity to the assignment of any of the contract by Seller to Buyer as contemplated by this Agreement is required by the terms of such contract, and such consent has not been obtained by Seller and delivered to Buyer, Seller will indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer to the extent resulting from, arising out of, relating to, or caused by the failure of Seller to obtain such consent.

11. Termination.

(a) This Agreement may be terminated prior to the Closing only by mutual written consent of the Parties as follows:

(i)	if the Closing shall not have occurred before December 31, 2019 (“Long Stop Date”);

(ii)	upon the issuance of any court order that is final and not appealable and would prevent the consummation of the transactions contemplated hereby;

(iii)	either of the Parties breaches in any material respect any provision of this Agreement and that breach is not remedied within fifteen (15) Business Days of receiving a written notice to remedy such breach from the non-defaulting party;

(iv)	a judgment has been entered against a party or any of their respective affiliates restraining, prohibiting or declaring illegal the consummation of this Agreement or the transactions contemplated by this Agreement;

(b) Upon Termination of this Agreement, neither Party shall have any right, claim, title, etc. of any nature whatsoever against the other.

12. Notices. Any notice or other communication between the parties hereto shall be in writing and shall be delivered personally or by courier and shall be deemed delivered upon receipt if sent by personal delivery, and three (3) business days after deposit if sent by courier. Such notices or communications shall be sent to the following addresses:

(a)	if to Buyer:

Lituus Technologies Pvt. Ltd.

Address: A-21, 1st Floor, Ghanshyam Industrial Estate,

Off Veera Desai Road, Andheri West, Mumbai - 400053

Attn: Nimish Pandya, Director

or at such other address or addresses as may have been furnished in writing by Buyer to Seller

and

(b)	if to Seller:

Reachnet Cable Services Pvt. Ltd.

Address: Crescent Towers, 1st Floor, 229, A.J.C Bose Road,

Kolkatta 700 020

Attn: Jagjit Singh Kohli, Director

or at such other address or addresses as may have been furnished in writing by Seller to Buyer.

13. Survivorship. The representatives, covenants and obligations of the parties as set forth in this Agreement shall survive the Closing of the title hereunder.

14. Binding Effect. All of the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto and their successors and assigns, respectively.

15. Assignment to Corporation. This Agreement may be assigned by Buyer to a company controlled by Buyer in place and instead of Buyer; however, Buyer shall not, upon such assignment, be relieved of performance hereunder and pursuant to the provisions hereof.

16. Governing Law. The parties hereto expressly agree that this Agreement will be governed by, interpreted under, and construed and enforced exclusively in accordance with the laws of India.

17. Arbitration. Any controversy involving the construction or application of any of the terms, provisions or conditions of this Agreement shall, on the written request of either party served on the other, be submitted to sole arbitration under the provisions of the Arbitration and Conciliation Act, 2015. The cost of arbitration and reasonable attorney fees shall be borne equally by each party. The seat of arbitration shall be in Mumbai and the proceedings shall be in English.

18. Entire Agreement. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter herein and expressly supersedes all prior written and oral agreements and understanding between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified unless so modified in writing by the parties.

19. Severability. If any provision of this Agreement is, becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties hereto, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

20. Paragraph Headings. The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not part of and are not intended to govern, limit or aid in the construction of any term or provision herein.

21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

22. Waiver. No waiver by a party of any breach of or default under this Agreement shall be deemed to be a waiver of any other breach or default of any kind or nature, whether or not such party knows of such breach or default at the time it or his accepts such payment or performance. No failure or delay on the part of a party to exercise any right it or he may have with respect to this Agreement shall prevent the exercise thereof by such party at any time such other party may continue to be so in default, and no such failure or delay shall operate as a waiver of any default. A failure by either party to insist upon strict compliance with any of the terms of this Agreement in any instance shall not be construed as a waiver of such terms in the future.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement dated and effective as of the date first set forth above.

SIGNED AND DELIVERED by		)
the within-named Lituus		)
Technologies Pvt. Ltd.		)	For Lituus Technologies Private Limited
through its authorized signatory		)
Mr. Nimish Pandya		)	Authorized Signatory/Director
In the presence of:		)
		)	/s/ Dharmesh Pandya
1.	/s/ Pratik Gandhi	)
)
)
2.	/s/ Hanish Talsania	)

SIGNED AND DELIVERED by		)
the within-named Reachnet		)
Cable Services Pvt. Ltd.		)	For Reachnet Cable Services Pvt. Ltd.
through its authorized signatory		)
Mr. Jagjit Singh Kohli		)	/s/ Aravindan Nair
In the presence of:		)
)
1.	/s/ Pratik Gandhi	)
)
)
2.	/s/ Hanish Talsania	)

ANNEXURE 1

PURCHASE PRICE

On the Closing Date, Buyer shall pay the Seller an amount of Rs. 3,75,00,00,000.00/- (Rupees Three Hundred and Seventy-Five Crores Only) payable in 60:20:20 ratio. The 60% payment will be made on the closing date or by June 2020 whichever is later, 20% by June 2021 and remaining 20% by June 2022.